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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectuses of American General Corporation ("AGC"), American General Capital I, American General Capital II, American General Capital III, and American General Capital IV (Nos. 333-40583, 333-40583-01, 333-40583-02,
333-40583-03, and 333-40583-04) for the registration of $1,500,000,000 of securities and to the incorporation by reference therein of our report dated February 14, 1997 (except Note 2.5, as to which the date is June 17, 1997), with respect to the consolidated financial statements and schedules of AGC included in its Current Report on Form 8-K dated October 10, 1997, filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG LLP

Houston, Texas

February 9, 1998